EXHIBIT D

CONSENT AND SUPPORT AGREEMENT

_________, 2012

Trio Merger Corp.
777 Third Avenue, 37th Floor
New York, New York 10017

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of December 10, 2012, by and among Trio Merger Corp. (“Trio”), Trio Merger Sub, Inc., SAExploration Holdings, Inc. (“SAE”) and CLCH, LLC.

As of the date hereof, the undersigned (a “Founder”) owns an aggregate of _______ warrants (“Warrants”) to purchase shares of common stock of Trio (“Founder’s Warrants”), in the amount set out in the column titled “Current Warrants” on Exhibit A attached hereto. The Founder’s Warrants were issued pursuant to the Warrant Agreement (the “Warrant Agreement”), dated as of June 21, 2011, by and between Trio and Continental Stock Transfer & Trust Company, as warrant agent.

Pursuant to Section 9.8 of the Warrant Agreement, the undersigned hereby consents to the adoption of an amendment to the Warrant Agreement, in substantially the form attached hereto as Exhibit B, (i) to increase the exercise price of the Warrants from $7.50 to $12.00 per share of Trio common stock and (ii) to increase the redemption price of the Warrants from $12.50 to $15.00 per share of Trio common stock, effective as of the Closing Date (as defined in the Merger Agreement). The undersigned will not revoke or otherwise withdraw such consent to the amendment, unless and until this letter agreement shall have terminated.

The undersigned agrees to validly tender or cause to be tendered in the Warrant Exchange Offer (as defined in the Merger Agreement) all of the Founder’s Warrants beneficially owned by the undersigned, free and clear of all liens, in exchange for one (1) share of Trio common stock for each ten (10) Founders’ Warrants so tendered, pursuant to and in accordance with the terms of the Warrant Exchange Offer. The undersigned agrees that, once the Founder’s Warrants beneficially owned by the undersigned are tendered, the undersigned will not withdraw any of such Founders’ Warrants from the Warrant Exchange Offer, unless and until this letter agreement shall have terminated.

The undersigned is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Founder’s Warrants set out in the column titled “Current Warrants” on Exhibit A attached hereto, and has good and valid title to such Founder’s Warrants free and clear of any liens or restrictions on transfer, except under the subscription agreement for such Founder’s Warrants dated March 13, 2011 (“Subscription Agreement”). The undersigned has full voting power with respect to such Founder’s Warrants and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this letter agreement, in each case, with respect to such Founder’s Warrants. Except pursuant to this letter agreement, no person has any contractual or other right or obligation to purchase or otherwise acquire any of such Founder’s Warrants. Except as provided hereunder, the undersigned shall not, directly or indirectly, (i) create or permit to exist any lien or restriction on transfer, except under the Subscription Agreement, on any or all of such Founder’s Warrants, (ii) transfer, sell, assign, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any or all of such Founder’s Warrants, (iii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any or all of such Founder’s Warrants, or any right or interest therein, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of such Founder’s Warrants, or (v) take or permit any other action that would in any way restrict, limit or interfere with the performance of the undersigned’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of the undersigned herein untrue or incorrect in any material respect. Any action taken in violation of the immediately preceding sentence shall be null and void ab initio, and the undersigned agrees that any such prohibited action may and should be enjoined. If any involuntary Transfer of any or all of such Founder’s Warrants shall occur (including, if applicable, a sale by the undersigned’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Founder’s Warrants subject to all of the restrictions, liabilities and rights under this letter agreement, which shall continue in full force and effect until valid termination of this letter agreement. The undersigned hereby agrees to execute such additional documents and to provide Trio or SAE with any further assurances as may be necessary to effect the transactions described in this letter agreement.

This letter agreement shall terminate automatically, without any notice or other action by any person, upon (i) the termination of the Merger Agreement in accordance with its terms or (ii) the last to occur of the Closing Date, the acceptance for payment of the Founder’s Warrants pursuant to the Warrant Exchange Offer and the termination or expiration of the Warrant Exchange Offer without acceptance for payment of the Founder’s Warrants pursuant to the Warrant Exchange Offer.

This letter agreement may be amended or supplemented, and any obligation of the undersigned may be waived, only with the consent of Trio.

This letter agreement will be legally binding on the undersigned, may not be assigned by the undersigned, and is executed as an instrument governed by the law of Delaware.

[Signature page follows]

SIGNATURE PAGE TO CONSENT AND SUPPORT AGREEMENT

HOLDER

Accepted and Agreed:

TRIO MERGER CORP.

By:
Name:
Title:

Exhibit A

Name	Current Warrants

Exhibit B

AMENDMENT NO. 1 TO WARRANT AGREEMENT

AMENDMENT NO. 1 (“Amendment”), dated as of _________, 2012, to Warrant Agreement (“Warrant Agreement”) made as of June 21, 2011 between Trio Merger Corp., a Delaware corporation, with offices at 777 Third Avenue, 37th Floor, New York, New York 10017 (“Company”), and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 17 Battery Place, New York, New York 10004 (“Warrant Agent”). Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Warrant Agreement.

WHEREAS, the Company has entered into an Agreement and Plan of Reorganization, dated as of December 10, 2012 (“Merger Agreement”), with Trio Merger Sub, Inc. (“Merger Sub”), SAExploration Holdings, Inc. (“SAE”) and CLCH, LLC, pursuant to which SAE will merge with and into Merger Sub, with SAE surviving as a wholly owned subsidiary of the Company; and

WHEREAS, pursuant to the Merger Agreement, the Company agreed to amend the Warrant Agreement to (a) increase the exercise price of the Warrants from $7.50 to $12.00 per share of Common Stock and (b) increase the redemption price of the Warrants from $12.50 to $15.00 per share of Common Stock;

WHEREAS, the Company desires that the Warrant Agreement be so amended.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.            Amendment to Warrant Agreement. The parties agree that the Warrant Agreement is hereby immediately amended as follows:

(a)	The reference to “$7.50” in Section 3.1 of the Warrant Agreement is replaced with “$12.00”.

(b)	The reference to “$12.50” in Section 6.1 of the Warrant Agreement is replaced with “$15.00”.

2.            Miscellaneous.

2.1        Governing Law. The validity, interpretation, and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 of the Warrant Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

2.2       Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

2.4       Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3       Entire Agreement. This Amendment and the Warrant Agreement set forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Amendment, the provisions of the Warrant Agreement which are not inconsistent with this Amendment shall remain in full force and effect. This Amendment may be executed in counterparts.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

TRIO MERGER CORP.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title: